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                                    SPECIFICATIONS
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Annuitant: FULCRUM TEST                      Contract Number: FN00101121

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    Issue Date: 07/16/1998                       Contract Type: Non-Qualified

 Annuitant Sex: Male                   Annuitant Date of Birth: 05/05/1955

         Owner: FULCRUM TEST               Owner Date of Birth: 05/05/1955

   Joint Owner:                      Joint Owner Date of Birth:

  Annuity Date: 05/01/2040                 Primary Beneficiary:
                                        Contingent Beneficiary:

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Minimum Fixed Account Guaranteed Interest Rate: 3%     Minimum Additional Payment: $500

Minimum Guarantee Period Account Interest Rate: 3%     Minimum Guarantee Period Account
                                                       with Market Value Adjustment
                                                       Allocation: $1,000

Death Benefit Effective Annual Yield: 5%               Minimum Withdrawal Amount: $100

Minimum Annuity Benefit Payment: $50                   Minimum Accumulated Value After
                                                       Withdrawal: $1,000

Maximum Alternative Annuity Date:   No later than the first of the month preceding
                                    the Annuitant's 90th birthday and within life expectancy

 Surrender Charge Table*:

          Years Measured From                    Surrender Charge as a
            Date of Payment                     Percent of the Payments
         To Date of Withdrawal                         Withdrawn
       -------------------------------------------------------------------
                Less than: 1                              7%
                           2                              6%
                           3                              5%
                           4                              4%
                           5                              3%
                           6                              2%
                           7                              1%
                  Thereafter                              0%
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*The Mortality and Expense Risk Charge, Administrative Charge and Contract fee
found below are additional annual expenses that apply to the contract.

Withdrawal without Surrender Charge: 15%
Mortality and Expense Risk Charge: 1.25% on an annual basis of the daily value of the Sub-Account assets.
Administrative Charge: .20% on an annual basis of the daily value of the Sub-Account assets.
Contract Fee: $30, if the Accumulated Value is less than $100,000.
Principal Office: 440 Lincoln Street, Worcester, Massachusetts 01653 (1-800-917-1909)


FORM A8025FF.VT-96                       3

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                             SPECIFICATIONS (continued)


Annuitant: JASON VERMONT                        Contract Number: FQ00101115

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Initial Net Payment:     $2,000.00

Initial Net Payment Allocation:

          VARIABLE SUB-ACCOUNTS

  20.0%   Global Interactive / Telecomm Portfolio
          Oppenheimer Aggressive Growth Fund
  10.0%   MFS Emerging Growth Series
          Small Cap Value Series
          Lazard Retirement International Equity Portfolio
          International Growth Portfolio
  10.0%   PBHG Select 20 Portfolio
          Growth Portfolio
  10.0%   Value Portfolio
          AIM V.I. Value Fund
  10.0%   MFS Growth With Income Series
          Oppenheimer Growth & Income Fund
          Delaware Series
  10.0%   Strategic Income Portfolio
          Money Market Fund


          FIXED ACCOUNT

  10.0%   Initial Interest Rate: 4.500%

          GUARANTEE PERIOD ACCOUNTS WITH MARKET VALUE ADJUSTMENT

                   Guaranteed
        Guarantee   Interest   Expiration
          Period      Rate        Date
        ---------   --------   ----------

  10.0%  3 years     4.550%    07/30/2001
  10.0%  5 years     4.850%    07/30/2003
         6 years
         7 years
         8 years
         9 years
        10 years
  ----
  100%          TOTAL


FORM A8025FF.VT-964                       4